UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 19, 2009

Argon ST, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-08193	38-1873250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12701 Fair Lakes Circle, Suite 800, Fairfax, Virginia		22033
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-322-0881

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2009, the Board of Directors appointed Kerry M. Rowe as President effective January 20, 2009. Mr. Rowe, age 49, has served as the Company's Chief Operating Officer since 2006 and will retain that role. As President and Chief Operating Officer, he will continue to oversee all of the Company's operating activities, while also assuming responsibility for human resources, information technology, facilities, security, government relations, contracts and purchasing. From 2000 to 2006, Mr. Rowe served as the Vice President of the C4ISR division of Argon. Prior to Argon, Mr. Rowe spent 16 years at E-Systems Corporation and progressed to the position of Vice President for Remote Systems in the successor company, Raytheon C3I (Falls Church). He holds a Bachelor of Science from the University of Florida, a Master of Science from George Mason University, and a Master of Business Administration from The College of William and Mary. Dr. Terry Collins held the title of Chairman, Chief Executive Officer and President prior to Mr. Rowe's appointment. Dr. Collins retains the roles of Chairman and Chief Executive Officer. Mr. Rowe continues to report to Dr. Collins.

The terms of Mr. Rowe's compensation as President and Chief Operating Officer will include a base salary of $414,856 per annum, an increase of 8.6 percent over his current annualized base, and a potential bonus of up to 100 percent of base compensation based on company performance in accordance with the terms and conditions set forth at the time of the performance assessment. Mr. Rowe will also receive 5,000 shares of restricted stock units which will vest ratably over 5 years. Mr. Rowe will also receive severance pay of one times base annual salary if he is terminated at any point by the company other than for cause, and will receive COBRA benefits up to one year after such termination.

Additionally, change-in-control agreements previously authorized by the Compensation Committee for offer to Dr. Terry Collins (currently Chairman and Chief Executive Officer), Kerry M. Rowe (currently President and Chief Operating Officer) and Aaron N. Daniels (Vice President, Chief Financial Officer, and Treasurer) were executed by those officers effective January 19, 2009. In general, the agreements provide for a payout of two years’ then-current annual salary and continuation of benefits for 18 months if, within 24 months after a change in control as defined in the agreements, the executive either is discharged or resigns for good reason, as defined in the agreements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Argon ST, Inc.

January 22, 2009	By:	/s/ Aaron N. Daniels

Name: Aaron N. Daniels
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Change in Control Agreement - Terry Collins
10.2	Change in Control Agreement - Kerry Rowe
10.3	Change in Control Agreement - Aaron Daniels
99.1	99.1 Press Release, dated January 20, 2009, issued by Argon ST, Inc.